SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 Date of Report
                                SEPTEMBER 7, 2001
                                -----------------

                              PAB BANKSHARES, INC.
                             (A Georgia Corporation)

                         Commission File Number: 0-25422
                 IRS Employer Identification Number: 58-1473302

                3250 North Valdosta Road, Valdosta, Georgia 31602
                        Telephone Number: (229) 241-2775

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ITEM  5.   OTHER  EVENTS

              PAB BANKSHARES, INC. ANNOUNCES CHARTER CONSOLIDATION
              ----------------------------------------------------

PAB Bankshares, Inc. (AMEX: PAB), an $850 million bank holding company headquartered in Valdosta, Georgia, announced a plan to consolidate its five separate bank charters into one charter. The Company will consolidate the charters of Farmers & Merchants Bank of Adel, Eagle Bank and Trust of
Statesboro, Baxley Federal Bank of Baxley, and First Community Bank of Bainbridge into the Company's lead bank, The Park Avenue Bank of Valdosta. The merged banks will continue to operate under their trade names and will be managed by their respective community presidents and local boards of directors. The plan is subject to regulatory approval and is expected to begin in December 2001 and be completed by September 30, 2002.

The Company also announced that it finalized its migration of all banks to a common data processing system in the second quarter of 2001.

The Company's management team will be realigned by December 31, 2001 with R. Bradford Burnette continuing as Chairman of the Board, Michael E. Ricketson will assume the position of Chief Executive Officer, and William S. Cowart will continue as President of Park Avenue Bank. M. Burke Welsh will assume the position of Executive Vice President, Chief Credit Officer and Jay Torbert will assume the duties of Senior Vice President, Chief Financial Officer for the Company. C. Larry Wilkinson, Chief Administrative Officer announced his retirement on August 23, 2001.

Company Board Chairman, R. Bradford Burnette, announced that, "The consolidation will give us a competitive edge as we pursue our growth strategy of branching into high growth markets with people who are experienced at new business development."

The Company expects to encounter costs of approximately $1.5 milllion, net of income tax, or $.16 per share during the fourth quarter of 2001 in relation to the consolidation of charters and realignment of senior management.

PAB operates 15 offices in Georgia, 2 offices in Florida, and one investment services company in Georgia.

PAB Bankshares Inc. common shares are traded on the American Stock Exchange under the symbol "PAB". More information on the company is available on the Internet at pabbankshares.com.


CAUTIONARY STATEMENTS FOR PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT

This current report on Form 8-K contains "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this report, the words "believes," "expects," "anticipates," "estimates," and similar words and expressions are generally intended to identify forward-looking statements. Statements that describe the Company's future strategic plans, goals or objectives are also forward-looking statements, including those regarding the intent, belief or current expectations of the Company or management, are not guarantees of future performance, results or events and involve risks and uncertainties, and that actual results and events may differ materially from those in the forward-looking statements as a result of various factors including, but not limited to, (i) interest rates and general economic conditions in the markets in which the Company operates, (ii) competitive pressures in the markets in which the Company operates, (iii) the effect of future legislation or regulatory changes on the Company's operations, (iv) the effect of weather, such as drought, on agribusiness loans and (v) other factors described from time to time in the Company's filings with the Securities and Exchange Commission. The forward-looking statements included in this report are made only as of the date hereof. The Company undertakes no obligation to update such forward-looking statements to reflect subsequent events or circumstances.


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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report to be signed on its behalf by the undersigned thereunto duly authorized.


     PAB  BANKSHARES,  INC.
     ----------------------
     Registrant

     Date: September 7, 2001         By:   /s/  R.  Bradford  Burnette
           -----------------               ---------------------------
                                           R.  Bradford  Burnette,
                                           Chairman and Chief Executive Officer

     Date: September 7, 2001         By:   /s/  Michael  E.  Ricketson
           -----------------               ---------------------------
                                           Michael  E.  Ricketson,
                                           President and Chief Operating Officer


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